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                                                                  Exhibit 99.21

                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

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                      Action                                                       Complete Sections:
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SECTION 1:
                      / / New Enrollment                                           2, 3, 7 and sign attached
ACTION                                                                                     Stock Purchase Agreement
                      / / Change Payroll Deductions                                2, 4, 7
                      / / Terminate Payroll Deductions                             2, 5, 7
                      / / Leave of Absence                                         2, 6, 7
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SECTION 2:
                      Name______________________________________________________________________________________________
PERSONNEL                   Last                First              MI               Dept.
DATA
                      Home Address______________________________________________________________________________________
                                                                 Street

                                  ______________________________________________________________________________________
                              City                      State                           Zip Code

                      Social Security #:/ / / /-/ / /-/ / / / /
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SECTION 3:

                      Effective with the Purchase
NEW                   Interval Beginning:                                 Payroll Deduction Amount:  _____% of cash earnings*
ENROLLMENT            / / March 1, 199_
                      / / September 1, 199_                               * Must be a multiple of 1% up to a maximum of 15% of
                                                                            cash earnings
                      / / Initial Offering Period
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SECTION 4:

                      Effective with the                                  I authorize the following new level of payroll
CHANGE                Pay Period Beginning:    ______________________________ deductions:  _______% of cash earnings*

PAYROLL                                               Month, Day and Year
DEDUCTIONS                                                                * Must be a multiple of 1% up to a maximum of 15% of
                                                                            cash earnings
                      NOTE:        You may reduce your rate of payroll
                                   deductions once per purchase interval to
                                   become effective as soon as possible
                                   following the filing of the change form. You
                                   may also increase your rate of payroll
                                   deductions to become effective as of the
                                   start date of the next purchase interval.
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SECTION 5:

                      Effective with the                                  Your election to terminate your payroll deductions for the
TERMINATE             Pay Period Beginning: _____________________________ balance of the offering period cannot be changed, and
PAYROLL                                             Month, Day and Year   you may not rejoin the offering period at a later date.
DEDUCTIONS                                                                You will not be able to resume participation in the ESPP
                                                                          until a new offering period begins.

                      In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my ESPP payroll deductions to date in the current six
                      (6)-month purchase interval:


                      / / Purchase Calpine shares at end of the interval
                                  OR
                      / / Refund ESPP payroll deductions collected

                    NOTE:If your employment terminates for any reason or your
                      eligibility status changes (<20 hrs/wk or <5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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SECTION 6

                      In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP payroll deductions
to date
LEAVE OF              in the current purchase interval:
ABSENCE
                      / / Purchase Calpine shares at end of the interval
                                  OR
                      / / Refund ESPP payroll deductions collected

                   NOTE:If you take an unpaid leave of absence, your payroll
                      deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.

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SECTION 7

AUTHORIZATION

I hereby authorize the specific action or actions indicated above.


______________________________                         _________________________________________________________________
               Date                                       Signature of Employee
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